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                                   EXHIBIT 21
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                                                                      Exhibit 21


                        SUBSIDIARIES OF THE REGISTRANT


                                                     JURISDICTION OF
         SUBSIDIARIES                  OWNERSHIP      INCORPORATION
---------------------------------      ---------     ---------------

Echo Bay Inc.                            100%        Delaware, U.S.A.
Echo Bay Finance Corporation             100%        Delaware, U.S.A.
Round Mountain Gold Corporation          100%        Delaware, U.S.A.
Echo Bay Minerals Company                100%        Delaware, U.S.A.
Sunnyside Gold Corporation               100%        Delaware, U.S.A.
Echo Bay Exploration Inc.                100%        Delaware, U.S.A.
Echo Bay Management Corporation          100%        Delaware, U.S.A.
White Pine Gold Corporation              100%        Delaware, U.S.A.
Echo Bay Alaska Inc.                     100%        Delaware, U.S.A.
Echo Bay Resources Inc.                  100%        Delaware, U.S.A.
Echo Bay Sales Ltd.                      100%        Alberta, Canada
Corp. Air Inc.                           100%        Alberta, Canada

A total of 21 subsidiaries were omitted because they are not considered significant individually or in the aggregate.